Exhibit 3.3
AMENDED AND RESTATED
BYLAWS
OF
EAGLE MATERIALS INC.
Conformed Copy
(amended through July 27, 2004)

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- ii -

AMENDED AND RESTATED
BYLAWS
OF
EAGLE MATERIALS INC.
ARTICLE I
OFFICES
     SECTION 1.1 Registered Office. The registered office of Eagle Materials Inc. (the “Corporation”) in the State of Delaware shall be in care of Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware.
     SECTION 1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     SECTION 2.1 Place of Meetings. All meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.
     SECTION 2.2 Annual Meeting. An annual meeting of the stockholders, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting, shall be held on such date in each year and at such time as shall be designated by the Board of Directors. A failure to hold the annual meeting at the designated time or to elect a sufficient number of directors to conduct the business of the Corporation shall not affect otherwise valid corporate acts or work a forfeiture or dissolution of the Corporation, except as may be otherwise specifically provided by law. If the annual meeting for election of directors is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.
     SECTION 2.3 Special Meeting. Unless otherwise prescribed by law or by the Certificate of Incorporation, a special meeting of the stockholders, for any purpose or purposes, may be called only by the Chairman of the Board or in his absence by the President, by the Board of Directors, or by the Secretary, at the request in writing of a majority of the members of the Board of Directors and may not be called by the stockholders of the Corporation. Any such request shall state the purpose or purposes of the proposed meeting. Written notice of a special meeting stating the place, date and hour of the meeting
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and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.
     SECTION 2.4 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence, in person or represented by proxy, of the holders of a majority of the voting power of the shares of capital stock of the Corporation entitled to vote on any matter shall constitute a quorum for the purpose of considering such matter at a meeting of the stockholders. If a meeting of the stockholders cannot be organized because a quorum has not attended, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting at which a quorum shall be present or represented, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
     SECTION 2.5 Voting. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, (i) any question brought before any meeting of stockholders shall be decided by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter and (ii) directors of the Corporation shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.
     SECTION 2.6 Conduct of Meetings of Stockholders. At each meeting of the stockholders, the Chairman of the Board or, in his absence, the President or, in his absence, a chairman chosen by a majority vote of the stockholders present in person or represented by proxy and entitled to vote thereat, shall preside and act as chairman of the meeting. The Secretary or, in his absence, an Assistant Secretary, or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof. The Board of Directors may adopt such rules and regulations as it determines are reasonably necessary or appropriate in connection with the organization and conduct of any meeting of the stockholders. Without limiting the generality of the foregoing, the Board of Directors, in its discretion, or the person presiding at a meeting of the stockholders, in his or her discretion, may require that any votes cast at such meeting be cast by written ballot.
     SECTION 2.7 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.
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Amended and Restated Bylaws

     SECTION 2.8 Stockholder List. The officer or agent who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. In lieu of making and producing such list, the Corporation may make the information therein available by any other means permitted by law.
     SECTION 2.9 Stock Ledger. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.8 or the books of the Corporation, or to vote in person or by proxy at any meeting, of the stockholders.
     SECTION 2.10 Stockholder Action by Written Consent. No action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation may be taken by written consent, without a meeting, as the power of the stockholders to take action by written consent is specifically denied.
     SECTION 2.11 Stockholder Proposals at Annual or Special Meetings. At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 90 days nor more than 180 days prior to an annual meeting, or in the case of a special meeting, not less than 30 days nor more than 60 days prior to such meeting; provided, however, that in the event that less than 50 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual or special meeting except in accordance with the procedures set forth in this Section 2.11; provided, however, that nothing in this Section 2.11 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedures.
Eagle Materials Inc.
Amended and Restated Bylaws

     SECTION 2.12 Stockholder Nominations of Persons for Election to the Board of Directors. In addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at an annual or special meeting of the stockholders. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.12. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 180 days prior to an annual meeting or, in the case of a special meeting, not less than 30 days nor more than 60 days prior to such meeting; provided, however, that in the event that less than 50 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Corporation beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class and number of shares of the Corporation beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation at an annual or special meeting of the stockholders unless nominated in accordance with the procedures set forth herein. These provisions shall not apply to the nomination of any persons entitled to be separately elected by holders of any class or series of preferred stock.
ARTICLE III
DIRECTORS
     SECTION 3.1 Number and Election of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors that shall constitute the entire Board of Directors of the Corporation shall be fixed from time to time exclusively by the affirmative vote of a majority of the members at any time constituting the Board of Directors, and such number may be increased or decreased from time to time; provided, however, that (i) in no event shall the number of directors serving on the Board of Directors be less than three nor more than fifteen and (ii) no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Except as provided in the Certificate of Incorporation or in Section 3.2, directors shall be elected by a plurality of the votes of the shares present or represented by proxy at annual meetings of the stockholders. Except as provided in the Certificate of Incorporation, each director shall hold office until the next annual meeting of the stockholders and until his successor shall have been duly elected and qualified. If the Certificate of Incorporation so provides, (i) the directors of the Corporation
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shall be divided into classes (“Term of Office Classes”) based upon the expiration of their terms of office and (ii) the directors of the Corporation shall be divided into classes (“Voting Constituency Classes” ) based on the class of capital stock the holders of which are entitled to elect such directors. If the Certificate of Incorporation provides for both Term of Office Classes and Voting Constituency Classes, each director shall be assigned to a Term of Office Class and a Voting Constituency Class in accordance with the terms of the Certificate of Incorporation and the provisions set forth in the remainder of this Article III. Notwithstanding anything to the contrary contained in this Article III, the manner of election, terms of office and other provisions relating to directors serving in any Term of Office Classes or Voting Constituency Classes shall be as provided in the Certificate of Incorporation.
     SECTION 3.2 Vacancies and Newly Created Directorships. In addition to any applicable requirements set forth in the Certificate of Incorporation, if at a time when the Certificate of Incorporation provides for Voting Constituency Classes there occurs any vacancy in the office of a Voting Share Director (as defined in Section B.(5)(i) of Article IV of the Certificate of Incorporation) or Voting B Share Director (as defined in Section B.(5)(i) of Article IV of the Certificate of Incorporation) due to the death, resignation, retirement, disqualification or removal from office of such director or other cause, such vacancy shall be filled by the vote of the majority of the Voting Share Directors (or the sole remaining Voting Share Director) or a majority of the Voting B Share Directors (or the sole remaining Voting B Share Director), as the case may be, unless there are no such directors in such class, in which case such vacancy shall be filled by the holders of the Voting Shares or Voting B Shares, as the case may be. If at a time when the Certificate of Incorporation does not provide for Voting Constituency Classes there occurs any vacancy in the office of a director due to the death, resignation, retirement, disqualification or removal from office of such director or other cause, such vacancy shall be filled exclusively by the vote of the majority of the directors (or the sole remaining director) then in office, even if less than a quorum, regardless of any quorum requirements set out in these Bylaws.
     All newly-created directorships resulting from an increase in the authorized number of directors at a time when the Certificate of Incorporation provides for Voting Constituency Classes shall be allocated between such classes pursuant to in Section B.(5)(iii) of Article IV of the Certificate of Incorporation. Once such newly-created directorships have been designated as Voting Share Directors or Voting B Share Directors, such newly created directorships shall be filled by the vote of the majority of the directors in such class (or the sole remaining director in such class), as the case may be, unless there are no such directors in such class, in which case such vacancy shall be filled by the holders of the Voting Shares or Voting B Shares, as the case may be. All newly-created directorships resulting from an increase in the authorized number of directors at a time when the Certificate of Incorporation does not provide for Voting Constituency Classes shall be filled exclusively by the vote of the majority of the directors (or the sole remaining director) then in office, even if less than a quorum, regardless of any quorum requirements set out in these Bylaws.
     Any vacancies or newly-created directorships filled in accordance with this Section 3.2 at a time when the Certificate of Incorporation provides for Term of Office Classes shall be allocated among the Term of Office Classes pursuant to Section B of Article V of the Certificate of Incorporation.
     No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.
Eagle Materials Inc.
Amended and Restated Bylaws

     SECTION 3.3 Place of Meetings. The Board of Directors of the Corporation may hold its meetings, both regular and special, at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors, the Chairman of the Board or the President.
     SECTION 3.4 Regular Meetings. Promptly after each annual election of directors, the Board of Directors shall meet for the purpose of the election of officers and the transaction of other business, at the place where such annual election is held. The Board of Directors may also hold other regular meetings at such time or times and at such place or places as shall be designated by the Board of Directors from time to time. Notice of regular meetings of the Board of Directors need not be given.
     SECTION 3.5 Special Meetings. Special meetings of the Board of Directors may be called by (i) the Chairman of the Board or (ii) the Secretary, if requested to do so by a majority of the members of the Board of Directors. Notice shall be sent to the last known address of each director, by mail, telegram, cable or telex, at least two days before the meeting, or oral notice may be substituted for such written notice if received not later than the day preceding such meeting, and the place and time of such special meeting shall be as designated in the notice of such meetings.
     SECTION 3.6 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors a majority of the total number of directors in office shall constitute a quorum for the transaction of business, and the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until quorum shall be present.
     SECTION 3.7 Conduct of Meetings of the Board of Directors. The Board of Directors may, in its discretion, elect from among its members a Chairman of the Board, who may, but need not be, an officer of the Corporation. A person elected as Chairman of the Board shall serve in such capacity for such term as is specified by the Board of Directors at the time of his or her election. At each meeting of the Board of Directors, the Chairman of the Board or, in his or her absence, any other director chosen by a majority of the directors present, shall preside and act as chairman of the meeting. The Secretary or, in his or her absence, any other person whom the chairman of the meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.
     SECTION 3.8 Meetings by Telephone Conference. Members of the Board of Directors of the Corporation may participate in a meeting of such Board of Directors or a committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.8 shall constitute presence in person at such meeting.
     SECTION 3.9 Action by Written Consent. Except as otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing setting forth the action so taken, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.
Eagle Materials Inc.
Amended and Restated Bylaws

     SECTION 3.10 Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Notwithstanding the foregoing, no committee shall have the power or authority to take any of the following actions:
(a)	amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of any series of capital stock of the Corporation adopted by the Board of Directors as permitted by the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”), fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series);

(b)	adopt an agreement of merger or consolidation under the DGCL;

(c)	recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets;

(d)	recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or

(e)	amend the Bylaws of the Corporation.
     In addition, unless the resolution of the Board of Directors designating the committee expressly so provides, no such committee shall have the power or authority to take any of the following actions:
(i)	declare a dividend;

(ii)	authorize the issuance of stock; or

(iii)	adopt a certificate of ownership and merger pursuant to the DGCL.
     Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
Eagle Materials Inc.
Amended and Restated Bylaws

     SECTION 3.11 Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
     SECTION 3.12 Resignation. Any director of the Corporation may resign at any time by giving written notice of his resignation to the President or the Secretary. Such resignation shall take effect at the date of receipt of such notice by the President or the Secretary, or at any later time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     SECTION 3.13 Compensation of Directors. The directors shall receive such compensation for their services as the Board of Directors may from time to time determine. No director shall be prevented from receiving compensation for his services as a director by reason of the fact that he is also an officer of the Corporation. All directors shall be reimbursed for their reasonable expenses of attendance at each regular or special meeting of the Board of Directors. Members of any committee of directors may be allowed like compensation and reimbursement for expenses for serving as members of any such committee and for attending committee meetings.
ARTICLE IV
OFFICERS
     SECTION 4.1 General. The officers of the Corporation shall consist of a President, a Secretary and such other officers, including assistant officers, as may be deemed necessary by the Board of Directors. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide. Except as provided below, the Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Chief Executive Officer shall have, from and after July 27, 2004, the power to appoint or remove any officers subordinate to the offices of Chief Executive Officer, Chief Operating Officer and Chief Financial Officer (provided that the Chairman of the Audit Committee shall be consulted prior to any appointment or removal of the Head of Internal Audit). Each officer of the Corporation shall hold his office until his successor is
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elected by the Board or appointed by the Chief Executive Officer, as the case may be, or until the earliest of his death, resignation or removal.
     SECTION 4.2 Election and Terms. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier resignation or removal. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.
     SECTION 4.3 Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors and may be altered from time to time, except as otherwise provided by contract. No officer shall be prevented from receiving a salary solely be reason of the fact that he is also a director.
     SECTION 4.4 Chief Executive Officer and President. The Chief Executive Officer, or if there be none, the President shall be the chief executive officer of the Corporation. Subject to the supervision of the Board of Directors, the Chief Executive Officer and, subject to the supervision of the Chief Executive Officer, the President shall have general charge of the business, affairs and property of the Corporation and shall have control over its officers, agents, and employees. The President shall see that all orders and resolutions of the Board of Directors and the Chief Executive Officer are carried into effect. Either the Chief Executive Officer or the President may execute and deliver certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized to be executed and delivered, except where required or permitted by law to be otherwise executed and delivered and except that the other officers of the Corporation may execute and deliver documents when authorized to do so by these Bylaws, the Board of Directors or the President. The Chief Executive Officer and the President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.
     SECTION 4.5 Vice Presidents. Each Vice President shall perform such duties and have such other powers as the Board of Directors from time to time may prescribe. Certain Vice Presidents may from time to time be designated by the Board of Directors as Executive Vice Presidents or Senior Vice Presidents, which positions shall have such varying degrees of authority as the Board of Directors shall prescribe.
     SECTION 4.6 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, under whose supervision he or she shall act. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then the Board of Directors may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or an Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any
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other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.
     SECTION 4.7 Treasurer. The Treasurer shall be the chief financial officer of the Corporation and shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meeting, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.
     SECTION 4.8 Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.
     SECTION 4.9 Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.
     SECTION 4.10 Other Officers. Such other officers as the Board of Directors may appoint shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.
     SECTION 4.11 Delegation of Authority. In the case of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate some or all of the powers or duties of such officer to any other officer or to any director, employee, stockholder or agent for whatever period of time the Board of Directors determines is necessary or appropriate.
Eagle Materials Inc.
Amended and Restated Bylaws

     SECTION 4.12 Removal. Any officer may be removed, either with or without cause, by the affirmative vote of a majority of the Board of Directors, or, except in the case of any officer elected by the Board of Directors, by any officer upon whom the powers of removal may be conferred by the Board of Directors.
     SECTION 4.13 Resignation. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation, or at any later time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
ARTICLE V
STOCK AND STOCK CERTIFICATES
     SECTION 5.1 Certificates Evidencing Shares. Every holder of stock in the Corporation shall be entitled to have a certificate evidencing the number of shares owned by such holder signed by or in the name of the Corporation by (i) the President or a Vice President and (ii) the Secretary or an Assistant Secretary.
     SECTION 5.2 Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.
     SECTION 5.3 Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or an employee thereof or (ii) a registrar other than the Corporation or an employee thereof, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar continued to discharge said office or function at the date of issuance.
     SECTION 5.4 Lost, Stolen or Destroyed Stock Certificates. The Corporation may issue a new stock certificate in place of any certificate theretofore issued by it which is alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require that the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
     SECTION 5.5 Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his or her attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.
     SECTION 5.6 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any
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dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more then 60 days nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     SECTION 5.7 Registered Stockholders. Except as otherwise required by law, the Corporation shall be entitled to recognize the exclusive right of the person registered on its books as the owner of shares to receive dividends in respect of such shares and to vote as the owner thereof, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have notice thereof.
ARTICLE VI
INDEMNIFICATION
     SECTION 6.1 General. The Corporation shall indemnify, and advance Expenses (as this and all other capitalized words used in this Article VI and not otherwise defined shall have the respective meanings set forth in Section 6.14) to, each Indemnitee to the fullest extent permitted by applicable law in effect on the date of the adoption of these Bylaws, and to such greater extent as applicable law may thereafter permit. The rights of an Indemnitee provided under the preceding sentence shall include, but not be limited to, the right to be indemnified to the fullest extent permitted by §145(b) of the DGCL in the case of Proceedings by or in the right of the Corporation and to the fullest extent permitted by §145(a) of the DGCL in the case of all other Proceedings. The provisions set forth below in this Article VI are provided in furtherance, and not by way of limitation, of the obligations expressed in this Section 6.1.
     SECTION 6.2 Expenses Related to Proceedings. If an Indemnitee is, by reason of his or her Corporate Status, a witness in or a party to and is successful, on the merits or otherwise, in any Proceeding, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If an Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Corporation shall indemnify such Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf relating to such Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter.
     SECTION 6.3 Advancement of Expenses. To the fullest extent permitted by §145(e) of the DGCL, each Indemnitee shall be entitled to payment of, and the Corporation shall pay, Expenses in advance of the final disposition of any Proceeding within ten days after receipt by the Corporation of a written notice requesting the advancement of such Expenses, which notice shall contain an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized by §145 of the DGCL.
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     SECTION 6.4 Request for Indemnification. To obtain indemnification hereunder, an Indemnitee shall submit to the Corporation a written request with such information pertinent to such request as is reasonably available to the Indemnitee. The Secretary of the Corporation shall promptly advise the Board of Directors of any such request.
     SECTION 6.5 Determining Entitlement to Indemnification Prior to a Change of Control. If a Change of Control has not occurred prior to or at the time a request for indemnification hereunder is submitted to the Corporation, an Indemnitee’s entitlement to indemnification shall be determined in accordance with §145(d) of the DGCL. If entitlement to indemnification is to be determined by Independent Counsel, the Corporation shall furnish notice to the Indemnitee within ten days after receipt of the request for indemnification, specifying the identity and address of Independent Counsel. The Indemnitee may, within 14 days after receipt of such written notice of selection, deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis of such assertion. If there is an objection to the selection of Independent Counsel, either the Corporation or the Indemnitee may petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for a determination that the objection is without a reasonable basis or for the appointment of Independent Counsel selected by the court.
     SECTION 6.6 Determining Entitlement to Indemnification After a Change of Control. If a Change of Control has occurred prior to or at the time a request for indemnification hereunder is submitted to the Corporation, an Indemnitee’s entitlement to indemnification shall be determined in a written opinion of Independent Counsel selected by the Indemnitee. The Indemnitee shall give the Corporation written notice advising of the identity and address of the Independent Counsel so selected. The Corporation may, within seven days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. The Indemnitee may, within five days after the receipt of such objection from the Corporation, submit the name of another Independent Counsel and the Corporation may, within seven days after receipt of such written notice of selection, deliver to Indemnitee a written objection to such selection. Any objection is subject to the limitations set forth in Section 6.5. The Indemnitee may petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for a determination that the Corporation’s objection to any selection of Independent Counsel is without a reasonable basis or for the appointment as Independent Counsel of a person selected by the court.
     SECTION 6.7 Procedures of Independent Counsel. If a Change of Control has occurred prior to or at the time the request for indemnification hereunder is submitted to the Corporation, an Indemnitee shall be presumed (except as otherwise expressly provided in this Article VI) to be entitled to indemnification upon submission of a request for indemnification in accordance with Section 6.4, and thereafter the Corporation shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used by Independent Counsel as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel convinces him or her by clear and convincing evidence that the presumption should not apply.
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     Except where the determination of entitlement to indemnification is to be made by Independent Counsel, if the person or persons empowered under Section 6.5 or 6.6 to determine entitlement to indemnification shall not have made and furnished to the Indemnitee in writing a determination within 60 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification unless the Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article VI) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that (a) the Indemnitee did not act in good faith and in a manner that he or she reasonably believed, in the case of conduct in his or her official capacity as a director of the Corporation, to be in the best interests of the Corporation, or, in all other cases, that at least his or her conduct was not opposed to the Corporation’s best interests, or (b) with respect to any criminal Proceeding, the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.
     SECTION 6.8 Expenses of Independent Counsel. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel acting pursuant to this Article VI and in any proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his or her selection until a court has determined that such objection is without a reasonable basis.
     SECTION 6.9 Trial De Novo. In the event that (a) a determination is made pursuant to Section 6.5 or 6.6 that an Indemnitee is not entitled to indemnification under this Article VI, (b) advancement of Expenses is not timely made pursuant to Section 6.3, (c) Independent Counsel has not made and delivered a written opinion determining the request for indemnification (i) within 90 days after being appointed by a court, (ii) within 90 days after objections to his or her selection have been overruled by a court or (iii) within 90 days after the time for the Corporation or the Indemnitee to object to his or her selection or (d) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 6.5, 6.6 or 6.7, the Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that the Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 6.9 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 6.9, the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or deemed to have been made that the Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 6.9, or otherwise, unless the Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification.
     The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 6.9 that the procedures and presumptions of this Article VI are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all
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provisions of this Article VI. In the event that an Indemnitee, pursuant to this Section 6.9, seeks a judicial adjudication to enforce his or her rights under, or to recover damages for breach of, this Article VI, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him or her in such judicial adjudication, but only if he or she prevails therein. If it shall be determined in such judicial adjudication that an Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.
     SECTION 6.10 Non-Exclusivity. The rights of indemnification and to receive advancement of Expenses provided by this Article VI shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, these Bylaws, any agreement, vote of stockholders, resolution of the Board of Directors or otherwise. The provisions of this Article VI shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of his or her heirs, executors and administrators.
     SECTION 6.11 Insurance and Subrogation. To the extent the Corporation maintains an insurance policy or policies providing liability insurance for directors or officers of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Corporation, each Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of coverage available for any such director or officer under such policy or policies.
     In the event of any payment hereunder, the Corporation shall be subrogated to the extent of such payment to all the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.
     The Corporation shall not be liable under this Article VI to make any payment of amounts otherwise indemnifiable hereunder if, and to the extent that, Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
     SECTION 6.12 Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby; and, to the fullest extent permitted by law, the provisions of this Article VI shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
     SECTION 6.13 Certain Persons Not Entitled to Indemnification. Subject to the provisions of Section 6.9, no person shall be entitled to indemnification or advancement of Expenses under this Article VI with respect to any Proceeding, or any Matter therein, brought or made by such person against the Corporation.
     SECTION 6.14 Definitions. As used in this Article VI, the terms set forth below shall have the following respective meanings:
     “Affiliate” means, with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person.
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     “Change of Control” means the occurrence after January 30, 2004 of any of the following events: (a) an event required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item or any similar schedule or form) promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement; (b) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the then outstanding voting securities of the Corporation without prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person’s attaining such percentage interest; or (c) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter.
     “Corporate Status” describes the status of (i) an individual who is or was a director or officer of the Corporation, (ii) an individual who is an employee or agent of the Corporation (who is not also director or officer of the Corporation), if the Board of Directors adopts a resolution that specifically states that such employee or agent shall be entitled to the benefits of this Article VI to the same extent as if he were an officer or director, or (iii) an individual identified in clause (i) or (ii) above who is serving at the request of the Corporation as a director, officer or administrator of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.
     “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.
     “Indemnitee” includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Section 6.1 or 6.2 by reason of his or her Corporate Status.
     “Independent Counsel” means a law firm, or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years prior to his or her selection or appointment has been, retained to represent: (a) the Corporation or the Indemnitee in any matter material to either such party, (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder or (c) the beneficial owner, directly or indirectly, of securities of the Corporation representing 5% or more of the combined voting power of the then outstanding voting securities of the Corporation.
     “Matter” is a claim, a material issue or a substantial request for relief.
     “Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 6.9 to enforce his or her rights under this Article VI.
     SECTION 6.15 Notices. Any notice or other communication required or permitted to be sent to the Corporation pursuant to this Article VI shall be addressed to the Secretary of the Corporation and any such notice or other communication to an Indemnitee shall be given in writing by depositing the
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same in the United States mail, with postage thereon prepaid, addressed to the person to whom such notice is directed at the address of such person on the records of the Corporation, and such notice shall be deemed given at the time when the same shall be so deposited in the United States mail.
     SECTION 6.16 Contractual Rights. The right to be indemnified and to the advancement or reimbursement of Expenses in accordance with this Article VI (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue as if these provisions were set forth in a separate written contract between him or her and the Corporation, (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the adoption of these provisions and (iii) shall continue after any rescission or restrictive modification of such provisions as to events occurring prior to such rescission or modification.
ARTICLE VII
NOTICES
     SECTION 7.1 Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telecopy, telex or cable and such notice shall be deemed given at the time when the same is sent.
     SECTION 7.2 Waiver of Notice. Whenever notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders, in person or by proxy, or at a meeting of the Board of Directors or committee thereof shall constitute a waiver of notice of such meeting, except when the person attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.
ARTICLE VIII
AMENDMENTS
     SECTION 8.1 Amendments by Stockholders. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted, by the affirmative vote of the holders of record of at least 66 2/3% of the combined voting power of all the outstanding stock of the Corporation entitled to vote in respect thereof, voting together as a single class.
     SECTION 8.2 Amendments by Directors. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted, by action of a majority of directors then in office.
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ARTICLE IX
GENERAL PROVISIONS
     SECTION 9.1 Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of March of each year, unless otherwise provided by resolution of the Board of Directors.
     SECTION 9.2 Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
     SECTION 9.3 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.
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